CITIGROUP INC.

JPY 58 BILLION DUE AUGUST 2016

3-YR FIXED RATE SAMURAI BOND – 25TH SERIES (2013)

Issuer:	Citigroup Inc.

Status:	Senior, Unsecured, Fixed Rate

Issue Type:	Samurai Bond, 25th Series (2013)

Tenor:	3 years

Settlement Date:	August 1, 2013

Maturity Date:	August 1, 2016

Coupon Payment Dates:	Each February 1 and August 1 and ending on the Maturity Date.

Size:	JPY 58 billion

Coupon:	0.633% Semi Annual Equal Payments

Day Count:	Semi Annual Equal Payments, Unadjusted, Act/365

Business Days:	Tokyo. Following Business Day Convention

FTRO Compliance:	The Bonds are being issued and sold in accordance with U.S. Treasury Regulation Section 1.871-14(e) (FTRO Rules).

Denominations:	JPY 100,000,000

Issue Price:	100.00%

Listing:	None

ISIN Code:	JP584119AD87